Exhibit 4.1

EXECUTION VERSION

NUVASIVE, INC.

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION

Trustee

Indenture

Dated as of March 2, 2020

0.375% Convertible Senior Notes due 2025

TABLE OF CONTENTS

i

EXHIBIT

Exhibit A	Form of Note	A-1

INDENTURE, dated as of March 2, 2020, between NUVASIVE, INC., a Delaware corporation (the “Company”), having its principal office at 7475 Lusk Boulevard, San Diego, California 92121, and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s 0.375% Convertible Senior Notes due 2025 (as are issued under this Indenture, and as amended or supplemented from time to time, the “Notes”).

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.02(d), Section 5.02(e) and Section 7.04, as applicable.

“Additional Shares” has the meaning set forth in Section 4.04(a).

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent (if other than the Company).

“Applicable Procedures” means, with respect to any conversion, transfer, redemption or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

“Authenticating Agent” has the meaning set forth in Section 8.11(a).

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 4.01(c) and the definition of “Trading Price” below. The Trustee shall initially act as the Bid Solicitation Agent.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means (a) in the case of a corporation, corporate stock of such Person, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) of such Person and (d) in the case of any other legal form, any other interest or participation of such Person that confers the right to receive a share of the profits and losses of, or distribution of assets of, such Person.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Cash Settlement” has the meaning set forth in Section 4.02(a).

“Certificated Note” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” has the meaning set forth in Section 4.02(a).

“Common Stock” means the common stock of the Company, $0.001 par value per share, subject to Section 4.07.

“Company” means the party named as such in the first paragraph of this Indenture until a Successor Company replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such Successor Company.

“Company Order” means a written order of the Company signed by an Officer.

“Conversion Agent” has the meaning set forth in Section 2.04.

“Conversion Consideration” shall have the meaning specified in Section 4.11(a).

“Conversion Date” has the meaning set forth in Section 4.02(c).

“Conversion Notice” has the meaning set forth in Section 4.02(b).

“Conversion Obligation” has the meaning set forth in Section 4.01(a).

“Conversion Price” means at any time $1,000, divided by the Conversion Rate in effect at such time.

“Conversion Rate” has the meaning set forth in Section 4.01(a).

“Corporate Trust Office” means the office of the Trustee at Wilmington Trust, National Association, Global Capital Markets, 246 Goose Lane, Suite 105, Guilford, Connecticut 06437, Attention: NuVasive, Inc. Notes Administrator; Facsimile: (203) 453-1183 or such other address as to which the Trustee may give notice to the Company.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 2.5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount, if any, divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b) to the extent that the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NUVA <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” or “default” means, when used with respect to the Notes, any event that is or, after notice or passage of time or both, would be an Event of Default.

“Defaulted Amounts” means any amounts on any Notes (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.06(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Institution” shall have the meaning specified in Section 4.11(a).

“Distributed Property” has the meaning set forth in Section 4.05(c).

“DTC” means The Depository Trust Company.

“Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” has the meaning set forth in Section 7.01.

“Ex-Dividend Date” means the first date on which the shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Election” shall have the meaning specified in Section 4.11(a).

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Conversion Notice” means the “Form of Conversion Notice” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Repurchase Notice” means the “Form of Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

A “Fundamental Change” shall be deemed to have occurred if any of the following occurs:

(a) any Person files a Schedule TO, or any schedule, form or report under the Exchange Act, disclosing that such Person has acquired beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of the Company’s Capital Stock entitling such Person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than an acquisition by the Company or any of its Subsidiaries or any of the Company’s employee benefit plans; or

(b) the Company (i) merges or consolidates with or into any other Person, other than a Subsidiary of the Company, another Person merges with or into the Company, or the Company conveys, sells, transfers or leases all or substantially all of its assets to another Person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all of the Common Stock is exchanged for or converted into cash, securities or other property, in each case, other than any merger or consolidation:

(1) that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock; or

(2) pursuant to which the consideration received by holders of the Common Stock immediately prior to the transaction entitles such holders to exercise, directly or indirectly, 50% or more of the voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction; or

(3) which is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or

(c) the Company is liquidated or dissolved or holders of Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or

(d) shares of Common Stock, or shares of any other Capital Stock into which the Notes are convertible pursuant to the terms of this Indenture, are not listed for trading on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), provided, that the definition of Fundamental Change (and the definition of Make-Whole Fundamental Change) shall not include a merger or consolidation under clause (a) or any event specified under clause (b), in each case, if at least 90% of the consideration paid for the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such event consists of shares of common stock traded on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors) (or will be so traded or quoted immediately following the completion of the merger or consolidation or such other transaction) and, as a result of such transaction or transactions the Notes become convertible into such consideration (subject to Section 4.02), pursuant to Section 4.07(a) and any supplemental indenture hereto entered into pursuant to such Section. If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity. For purposes of this definition, whether a Person is a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act, and “Person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Fundamental Change Repurchase Date” has the meaning set forth in Section 3.02(a).

“Fundamental Change Repurchase Price” has the meaning set forth in Section 3.02(a).

“Fundamental Change Repurchase Right Notice” has the meaning set forth in Section 3.02(b).

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Global Note” has the meaning set forth in Section 2.06(b).

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Initial Purchasers” means the initial purchasers named in Schedule A to the Purchase Agreement.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Interest Payment Date” means each March 15 and September 15 of each year, beginning on September 15, 2020.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Legend Removal Deadline” has the meaning set forth in Section 5.02(e).

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (without giving effect to clause (b)(2) in the definition of “Fundamental Change” but subject to the proviso in such definition).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 4.04(a).

“Make-Whole Reference Date” has the meaning set forth in Section 4.04(c).

“Market Disruption Event” means (a) a failure by The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or future contracts relating to the Common Stock.

“Maturity Date” means March 15, 2025.

“Measurement Period” has the meaning set forth in Section 4.01(c).

“Merger Event” has the meaning set forth in Section 4.07(a).

“Minimum Stock Price” has the meaning set forth in Section 4.04(e)(iii).

“Notes” has the meaning set forth in the second paragraph hereof.

“Notes Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor thereto.

“Observation Period” with respect to any Note surrendered for conversion means: (a) subject to subclause (b) of this definition, if the relevant Conversion Date occurs prior to September 15, 2024, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day after such Conversion Date; (b) subject to subclause (c) of this definition, if the relevant Conversion Date occurs during a Redemption Period, the 40 consecutive Trading Day period beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date; and (c) if the relevant Conversion Date occurs on or after September 15, 2024, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the preliminary offering memorandum dated February 26, 2020, as supplemented by the related pricing term sheet dated February 26, 2020, relating to the offering and sale of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Company.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer that meets the requirements of Section 14.02.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion that meets the requirements of Section 14.02 from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Optional Redemption” has the meaning set forth in Section 3.01(a).

“Partial Redemption” has the meaning set forth in Section 3.01(a).

“Partial Redemption Limit” has the meaning set forth in Section 3.01(a).

“Paying Agent” has the meaning set forth in Section 2.04.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physical Settlement” has the meaning set forth in Section 4.02(a).

“Purchase Agreement” means that certain Purchase Agreement, dated as of February 26, 2020, between the Company and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several Initial Purchasers.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Date” has the meaning set forth in Section 3.01(b).

“Redemption Notice” has the meaning set forth in Section 3.01(b).

“Redemption Notice Date” means the date on which a Redemption Notice is delivered pursuant to Section 3.01.

“Redemption Period” means the period from, and including, the relevant Redemption Notice Date until the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date.

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 3.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Reference Property” has the meaning set forth in Section 4.07(a).

“Registrar” has the meaning set forth in Section 2.04.

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the March 1 or September 1 (whether or not such day is a Business Day) immediately preceding the applicable March 15 or September 15 Interest Payment Date, respectively.

“Reporting Event of Default” has the meaning set forth in Section 7.04(a).

“Repurchase Notice” has the meaning set forth in Section 3.02(c).

“Resale Restriction Termination Date” has the meaning set forth in Section 2.06(c).

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” has the meaning set forth in Section 2.06(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day; provided that if the Common Stock is not listed or admitted for trading on any U.S. national or regional securities exchange or other market, “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Settlement Method” means, with respect to any conversion of the Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Method Election Date” has the meaning set forth in Section 4.02(a)(i).

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary”, as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC as in effect on the date hereof.

“Specified Dollar Amount” means, if Combination Settlement applies to any conversion of Notes, a dollar amount per $1,000 principal amount of Notes as specified in the notice delivered by the Company pursuant to Section 4.02(a)(i) electing a Settlement Method (or that is deemed to have been so specified) with respect to such conversion.

“Spin-Off” has the meaning set forth in Section 4.05(c).

“Stock Price” has the meaning set forth in Section 4.04(c).

“Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Successor Company” has the meaning set forth in Section 6.01(a).

“TIA” means the Trust Indenture Act of 1939, as amended.

“Trading Day” means (A) except for purposes of determining amounts due upon conversion, a day on which (i) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market and (B) for purposes of determining amounts due upon conversion, a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The Nasdaq Global Select Market or, if the Common Stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading; provided that, in the case of clause (A) or (B), if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when it is required to do so, instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination or (y) the Company is acting as Bid Solicitation, and it fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate on each Trading Day of such failure.

“Trading Price Condition” has the meaning set forth in Section 4.01(c).

“transfer” has the meaning set forth in Section 2.06(c).

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

“unit of Reference Property” has the meaning set forth in Section 4.07(a).

“Valuation Period” has the meaning set forth in Section 4.05(c).

Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 5.02(d), Section 5.02(e) and Section 7.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03. Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) words in the singular include the plural, and words in the plural include the singular;

(d) provisions apply to successive events and transactions;

(e) the term “merger” includes a statutory share exchange and the term “merged” has a correlative meaning;

(f) the masculine gender includes the feminine and the neuter;

(g) references to agreements and other instruments include subsequent amendments thereto; and

(h) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

THE NOTES

Section 2.01. Designation and Amount. The Notes shall be designated as the “0.375% Convertible Senior Notes due 2025.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $450,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), subject to Section 2.03 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02. Form and Dating. (a) The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Notes Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03. Execution and Authentication; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable only in registered form without coupons and only in minimum denominations of $1,000 principal amount and any integral multiple of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. An Officer shall sign the Notes for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(b) The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount as set forth in Section 2.01 upon receipt of a Company Order. The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented by a Global Note and the date on which each original issue of Notes is to be authenticated. The Company at any time or from time to time may, without the consent of the Holders, reopen this Indenture and issue additional Notes with the same terms as the Notes initially issued hereunder (other than differences in the issue date, issue price, interest accrued prior to the issue date of such additional Notes and, if applicable, transfer restrictions on such notes) in an unlimited aggregate principal amount under this Indenture; provided that if the additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, the additional Notes shall have one or more separate CUSIP numbers. Subject to the immediately preceding sentence, such additional Notes shall, together with the Notes initially issued hereunder, constitute a single series of Notes under this Indenture, including without limitation in determining the necessary Holders who may take the actions or consent to the taking of actions as specified in this Indenture.

(c) Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. The Person in whose name any Note (or its predecessor) is registered on register of the Registrar at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Certificated Notes (A) to Holders having an aggregate principal amount of $5.0 million or less, by check mailed to the Holders of these Notes at their address as it appears in the register of the Registrar and (B) to Holders having an aggregate principal amount of more than $5.0 million, either by check mailed to the Holders of these Notes or upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary or (ii) through the Paying Agent, on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(d) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date by virtue of its having been such Holder but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date at least five (5) Business Days before such notice is to be delivered to the Holders, and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the register of the Registrar, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following subsection (ii) of this Section 2.03(d).

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04. Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”), one or more offices or agencies where Notes may be presented for payment (each, a “Paying Agent”), one or more offices or agencies where Notes may be presented for conversion (each, a “Conversion Agent”) and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made; provided however, that under no circumstances shall any office of the Trustee be an office or agency of the Company for the purpose of service of legal process on the Company. The Registrar shall keep a register of the Notes and of their registration of transfer and exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 9). Upon the occurrence of any Event of Default under Section 7.01(h) or Section 7.01(i), the Trustee shall automatically be the Paying Agent.

The Company hereby initially designates the Trustee as Paying Agent, Registrar, Notes Custodian and Conversion Agent and the Corporate Trust Office of the Trustee as an office or agency of the Company for each of the aforesaid purposes. The Company may, however, change the Paying Agent or Registrar without prior notice to the Holders but shall promptly notify the Holders in writing, with a copy to the Trustee, following any such change, and may act as Paying Agent or Registrar.

Section 2.05. Paying Agent to Hold Money in Trust. Prior to 11:00 a.m., New York City time, on each due date of the principal of or interest on any Notes (including the Redemption Price and the Fundamental Change Repurchase Price, if any), the Company shall deposit with a Paying Agent a sum sufficient to pay such principal or interest (including the Redemption Price and the Fundamental Change Repurchase Price, if any) so becoming due. A Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes (including the Redemption Price and the Fundamental Change Repurchase Price, if any), and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Paying Agent shall apply the deposited money in accordance with this Indenture and the Notes to the payment of the principal of, and interest on, the Notes (including the Redemption Price and the Fundamental Change Repurchase Price, if any); provided that such money need not be segregated from other funds except to the extent required by law. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Notes (including the Redemption Price and the Fundamental Change Repurchase Price, if any), segregate the money and hold it as a separate trust fund for the benefit of the Holders. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.06. Transfer and Exchange; Restrictions on Transfer; Depositary. (a) The register of Holders maintained by the Registrar shall be in written form or in any form capable of being converted into written form within a reasonable period of time. Upon surrender for registration of transfer of any Note to the Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 2.04. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee or the Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 3 or (iii) any Notes selected for redemption in accordance with Section 3.01, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.06(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note shall be effected through the Depositary (but not the Trustee or the Notes Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Every Note that bears or is required under this Section 2.06(c) to bear the legend set forth in this Section 2.06(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.06(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.06(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(c) and Section 2.06(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.06(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with prior written notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF NUVASIVE, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Notes Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Notes Custodian shall so surrender such Global Note for exchange in accordance with the Applicable Procedures; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.06(c) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Certificated Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Certificated Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Certificated Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Certificated Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Notes Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Certificated Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Notes Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, any Agent or any agent of the Company, the Trustee or any Agent shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(d) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF NUVASIVE, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(d).

(e) Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144). The Company shall cause Notes that are repurchased or owned by it, or any of the Company’s Affiliates that it controls, to be surrendered to the Trustee for cancellation in accordance with Section 2.11.

Section 2.07. Replacement Notes. If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case the principal amount of any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company in its discretion may, instead of issuing a new Note, pay all amounts due on such Note.

Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange, those described in this Section 2.08 as not outstanding, those redeemed by the Company pursuant to Section 3.02 and those repurchased by the Company pursuant to the second paragraph of Section 2.11.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If a Paying Agent (other than the Company or an Affiliate of the Company) holds on the Maturity Date money sufficient to pay the principal of and accrued interest on Notes (or portions thereof) payable on that date, then on and after such Maturity Date such Notes (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue, subject to Section 9.04.

Section 2.09. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor (including, but not limited to, Notes held by the Company or any of its Affiliates and not cancelled pursuant to Section 2.11) shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.11. Cancellation; Repurchase. The Company shall cause all Notes surrendered for the purpose of payment, redemption, repurchase, registration of transfer or exchange or conversion, if surrendered to any Person that the Company controls (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee and no one else shall promptly cancel all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer, exchange, conversion or cancellation and shall dispose of canceled Notes (subject to the record retention requirements of the Exchange Act), in accordance with its standard procedures, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture.

The Company may, at its option and to the extent permitted by applicable law, reissue, resell, hold or surrender to the Trustee for cancellation any Notes that it may repurchase, in the case of a reissuance or resale, so long as such Notes do not constitute restricted securities upon such reissuance or resale and are not required to bear the restricted legend set forth in and in accordance with Section 2.06(c). Any Notes that the Company may repurchase will be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are held by the Company, any of its Subsidiaries or its Affiliates or any Subsidiary of any of such Affiliates, for the purpose of determining whether Holders of the requisite aggregate principal amount of notes have concurred in any direction, consent, waiver or other action under this Indenture, such Notes shall be disregarded as set forth in Section 2.08) unless and until such time as the Company surrenders such Notes to the Trustee for cancellation and, upon receipt of a Company Order, the Trustee will cancel all Notes so surrendered.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.

Section 2.12. CUSIP Numbers. The Company in issuing the Notes may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice or related action by the Company contemplated thereby shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

OPTIONAL REDEMPTION; REPURCHASE UPON A FUNDAMENTAL CHANGE

Section 3.01. Optional Redemption.

(a) No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to March 20, 2023. On or after March 20, 2023 until the close of business on the Business Day immediately preceding September 15, 2024, the Company may redeem (an “Optional Redemption”) for cash all or part, subject to the Partial Redemption Limit, of the Notes, at the Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last trading day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 3.01(b). If the Company elects to redeem fewer than all outstanding Notes (a “Partial Redemption”), at least $150.0 million aggregate principal amount of Notes must be outstanding and not subject to Optional Redemption pursuant to the relevant Redemption Notice as of the related Redemption Notice Date (such aggregate principal amount, the “Partial Redemption Limit”).

(b) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.01(a), it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than five (5) Business Days before such notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall send or cause to be sent a written notice of such Optional Redemption (a “Redemption Notice”) not less than 60 nor more than 75 calendar days prior to the Redemption Date (provided that any Redemption Notice Date must be at least one calendar day prior to the first Scheduled Trading Day of any related Observation Period) to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the register of the Registrar; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. The Redemption Date must be a Business Day.

(c) The Redemption Notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to send such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(d) Each Redemption Notice shall specify:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v) that Holders of the Notes called (or deemed called) for Optional Redemption may surrender their Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date;

(vi) the procedures a converting Holder must follow to convert its Notes, and the Settlement Method and (if applicable) the Specified Dollar Amount;

(vii) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 4.04;

(viii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix) in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(e) In the case of any Partial Redemption, the Trustee shall select the Notes or portions thereof of a Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate and in the case of Global Notes, in accordance with the Applicable Procedures. If any Note selected for Partial Redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

(f) If any Redemption Notice has been given in respect of the Notes in accordance with Section 3.01(b), the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(g) Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.05 an amount of cash in U.S. Dollars (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(h) The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Section 3.02. Repurchase At Option of The Holder Upon A Fundamental Change. (a) Subject to the satisfaction of the requirements of this Article 3, if a Fundamental Change occurs at any time, each Holder shall have the right, at its option, to require the Company to repurchase all of its Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a date (the “Fundamental Change Repurchase Date”) of the Company’s choosing that is not less than 15 nor more than 35 days after the date of the Fundamental Change Repurchase Right Notice. The Fundamental Change repurchase price the Company is required to pay (the “Fundamental Change Repurchase Price”) is equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but not including, the Fundamental Change Repurchase Date; provided that if the Fundamental Change Repurchase Date falls after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record at the close of business on such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Notes to be repurchased. Any Notes so repurchased by the Company shall be paid for in cash.

(b) In addition to any notice obligation the Company may have under Section 4.01(e) or Section 4.04(a), after the occurrence of a Fundamental Change, but on or before the 15th day following such occurrence, the Company shall notify all Holders of the Notes and the Trustee and Conversion Agent (if other than the Trustee) and the Paying Agent, in writing, of the occurrence of the Fundamental Change and of the resulting repurchase right, if any (the “Fundamental Change Repurchase Right Notice”). Such Fundamental Change Repurchase Right Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right, if applicable;

(iv) the Fundamental Change Repurchase Price, if applicable;

(v) the Fundamental Change Repurchase Date, if applicable;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii) that the Notes with respect to which a Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Notice as described in Section 3.02(d); and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes, if applicable.

Simultaneously with providing such Fundamental Change Repurchase Right Notice, the Company shall publish such information on the Company’s website or through such other public medium as the Company may use at that time.

(c) To exercise the right to cause the Company to repurchase its Notes pursuant to this Article 3, a Holder must deliver, on or before the Business Day prior to the Fundamental Change Repurchase Date, the Notes to be repurchased. If the Notes are Global Notes, such delivery (and the related Repurchase Notice) must comply with all Applicable Procedures. If the Notes are Certificated Notes, such Notes must be duly endorsed for transfer, and must be delivered by the Holder together with a written Repurchase Notice exercising such Holder’s right to require the Company to repurchase its Notes or a portion thereof, substantially in the form included in Exhibit A hereto, duly completed, to the Paying Agent. The “Repurchase Notice” must state:

(i) if the Notes are Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii) the portion of the principal amount of the Notes to be repurchased, which must be a minimum of $1,000 or an integral multiple of $1,000 in excess thereof; and

(iii) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

(d) A Holder may withdraw any Repurchase Notice delivered pursuant to Section 3.02(c), in whole or in part, by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date. The notice of withdrawal shall state:

(i) the principal amount of the Notes for which the Repurchase Notice has been withdrawn;

(ii) if the Notes are Certificated Notes, the certificate numbers of the withdrawn Notes; and

(iii) the principal amount, if any, which remains subject to the Repurchase Notice;

provided that if the Notes are Global Notes, such withdrawal notice must comply with Applicable Procedures.

(e) Holders who have surrendered their Notes for repurchase upon a Fundamental Change in accordance with Section 3.02(c) shall receive payment of the Fundamental Change Repurchase Price promptly following the later of (x) the Fundamental Change Repurchase Date or (y) the time of book-entry transfer or the delivery of the Notes, as applicable. Subject to Section 9.04 and the right of the Holder of record as of the close of business on the relevant Regular Record Date to receive the relevant interest payment on the related Interest Payment Date where the Fundamental Change Repurchase Date falls between such Regular Record

Date and such related Interest Payment Date, if the Paying Agent or the Trustee holds money sufficient to pay the Fundamental Change Repurchase Price for the Notes that have been surrendered for repurchase, pursuant to Section 3.02(c), on the Business Day following the Fundamental Change Repurchase Date, then:

(i) such Notes shall cease to be outstanding and interest shall cease to accrue whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent; and

(ii) all other rights of the Holders of such Notes shall terminate other than the right to receive the Fundamental Change Repurchase Price including any accrued and unpaid interest, if any, upon delivery or transfer of the Notes.

Section 3.03. Compliance With Securities Laws Upon Purchase of Notes. In connection with any offer to purchase the Notes upon a Fundamental Change under Section 3.02, the Company shall (a) comply with the provisions of Rule 13e-4 and Rule 14e-l and any other tender offer rules under the Exchange Act that may then be applicable and (b) otherwise comply with all applicable federal and state securities laws.

Section 3.04. No Repurchase Upon Acceleration. No Notes may be repurchased on any date at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date. The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it following the acceleration of the Notes, and any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.05. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.02 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the payment of the Fundamental Change Repurchase Price, the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.06. Partial Repurchase. Upon surrender of a Note that is to be repurchased in part pursuant to Section 3.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

ARTICLE 4

CONVERSION

Section 4.01. Conversion Rights. (a) Subject to and upon compliance with the provisions of this Article 4, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) of such Note (i) subject to satisfaction of one or more of the conditions described in subsections (b) through (f) of this Section 4.01, at any time prior to the close of business on the Business Day immediately preceding September 15, 2024 under the circumstances and during the periods set forth in subsections (b) through (f) of this Section 4.01, and (ii) irrespective of the conditions set forth in subsections (b) through (f) of this Section 4.01, on or after September 15, 2024 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 10.7198 shares of Common Stock (subject to adjustment as provided in Section 4.04 and Section 4.05, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 4.02, the “Conversion Obligation”).

(b) Prior to the close of business on the Business Day immediately preceding September 15, 2024, a Holder may surrender all or a portion of its Notes for conversion during any calendar quarter commencing after the calendar quarter ending on June 30, 2020 (and only during such calendar quarter), if the Last Reported Sale Price of Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Company shall determine at the beginning of each calendar quarter commencing after June 30, 2020 if the Notes have become convertible pursuant to this Section 4.01(b), in which case the Company shall so notify in writing the Conversion Agent, the Holders and the Trustee within five Business Days of the Notes becoming convertible pursuant to this Section 4.01(b).

(c) Prior to the close of business on the Business Day immediately preceding September 15, 2024, a Holder of the Notes may surrender its Notes for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Notes, as determined following a request by a Holder of the Notes in accordance with the procedures described below and in the definition of “Trading Price” in Section 1.01, for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate on such Trading Day (the “Trading Price Condition”). The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination; and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, it shall have no obligation to determine the Trading Price) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or, if the Company is acting as Bid Solicitation Agent, it shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate. If the Company is acting as Bid Solicitation Agent, at such time as the Company directs the Bid Solicitation Agent in writing to solicit bid quotations, the Company will provide the Bid Solicitation Agent with the names and contact details of three independent nationally recognized securities dealers selected by the Company, and the Company will direct those security dealers to provide bids to the Bid Solicitation Agent. In that case, the Company will determine the Trading Price in accordance with the bids it receives from the Bid Solicitation Agent. If the Trading Price Condition has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing within one Business Day. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of Common Stock and the Conversion Rate for such date, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing within one Business Day.

(d) If, prior to the close of business on the Business Day immediately preceding September 15, 2024, the Company elects to:

(i) issue to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(ii) distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement of such distribution, then, in either case, the Company shall notify the Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) in writing at least 45 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time.

(e) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding September 15, 2024, regardless of whether a Holder of the Notes has the right to require the Company to repurchase the Notes pursuant to Section 3.02, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company’s assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, the Notes may be surrendered for conversion at any time until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing as promptly as practicable following the date the

Company publicly announces such anticipated transaction; provided, that the Company will deliver such notice, to the extent practicable, at least 50 Scheduled Trading Days prior to the anticipated effective date of such transaction, or, if the Company does not have knowledge of such transaction at least 50 Scheduled Trading Days prior to the anticipated effective date of such transaction, then within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(f) If the Company calls any or all of the Notes for redemption pursuant to Section 3.01 prior to the close of business on the Business Day immediately preceding September 15, 2024, then a Holder may surrender all or any portion of its Notes for conversion that are called (or deemed called pursuant to the immediately succeeding paragraph) for redemption at any time during the related Redemption Period, even if the Notes are not otherwise convertible at such time. After that time, the right to convert shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may convert its Notes until the Redemption Price has been paid or duly provided for.

In the case of any Partial Redemption where any Holder (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, before the close of business on the 44th Scheduled Trading Day immediately before the relevant Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Partial Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Scheduled Trading Day preceding such Redemption Date, unless the Company defaults in the payment of the Redemption Price, in which case such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, until the Redemption Price has been paid or duly provided for. Each such conversion pursuant to the immediately preceding sentence will be deemed to be of a Note called for redemption, and will be deemed to be in connection with such Redemption and entitled to an increased Conversion Rate as set forth and subject to the limitations in Section 4.04.

Section 4.02. Settlement Upon Conversion; Conversion Procedures. (a) Upon conversion of a Note, the Company shall, subject to this Section 4.02, Section 4.04(b) and Section 4.07, pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of such Note being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 4.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”), at its election, as set forth in this Section 4.02.

(i) All conversions occurring on or after September 15, 2024 to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, and all conversions during a Redemption Period, shall be settled using the same Settlement Method. Except for any conversions described in the preceding sentence, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different

Conversion Dates. If the Company elects a Settlement Method, the Company shall notify the converting Holders in writing, with a copy to the Trustee and the Conversion Agent (if other than the Trustee), of the Settlement Method it has selected no later than the close of business on the Trading Day immediately following the related Conversion Date (or in the case of any conversions (A) for which the relevant Conversion Date occurs during a Redemption Period, or (B) occurring on or after September 15, 2024 to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, no later than the close of business on the Business Day immediately preceding September 15, 2024) (in either case, the “Settlement Method Election Date”). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence the Company shall no longer have the right to elect Cash Settlement or Physical Settlement, and shall be deemed to have elected Combination Settlement in respect of the Conversion Obligation pursuant to Section 4.02(a), and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. If the Company elects Combination Settlement but does not notify converting Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing prior to the deadline set forth in this Section 4.02(a)(i) of the Specified Dollar Amount per $1,000, such Specified Dollar Amount shall be deemed to be $1,000.

(ii) Settlement amounts upon a conversion of Notes shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate, subject to Section 4.02(i);

(B) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted, a settlement amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period, subject to Section 4.02(i).

(iii) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock.

(b) Subject to Section 4.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Certificated Note (A) complete and manually sign an irrevocable notice to the Conversion Agent as set forth in the Form of Conversion Notice attached to the Form of Note set forth in Exhibit A hereto (a “Conversion Notice”) and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered and deliver such Conversion Notice to the Conversion Agent, (B) deliver such Conversion Notice and Note, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), to the Conversion Agent and (C) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (g) of this Section 4.02 and (ii) in the case of a Global Note, comply with the Applicable Procedures for converting a beneficial interest in a Global Note and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in subsection (g) of this Section 4.02. The Conversion Agent shall notify the Company of any conversion pursuant to this Article 4 on the Conversion Date for such conversion. No Conversion Notice with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Repurchase Notice to the Company in respect of such Notes and not validly withdrawn such Repurchase Notice in accordance with Section 3.02(c).

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. If the Company elects Physical Settlement with respect to any conversion of Notes, the Company shall deliver the consideration due in respect of conversion on the second Business Day immediately following the relevant Conversion Date (provided that, with respect to any conversion of Notes following the close of business on the Regular Record Date immediately preceding the Maturity Date, the Company shall settle any such conversion on the Maturity Date). If the Company elects (or is deemed to have elected) Cash Settlement or Combination Settlement with respect to any conversion of Notes, except as set forth in Section 4.04(b) and Section 4.07(a), the Company shall deliver the consideration due in respect of conversion on the second Business Day immediately following the last Trading Day of the relevant Observation Period. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion of such Note, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Company or its stock transfer agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Company or its representative receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Upon the conversion of an interest in a Global Note, the Trustee, or the Notes Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. On the Conversion Date, the Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g) Except as described below, the Company shall not make any separate cash payment for accrued and unpaid interest, if any, upon conversion of Notes. Upon conversion of a Note, the Company’s settlement of the Conversion Obligation in respect of such conversion shall be deemed to satisfy in full its obligation to pay the principal amount of such Note and accrued and unpaid interest, if any, attributable to the period from, and including, the date of this Indenture or the most recent date to which interest has been paid or provided for to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon conversion of a Note into a combination of cash and shares of Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if a Note is submitted for conversion after the close of business on a Regular Record Date, the Holder of such Note as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Note on the corresponding Interest Payment Date notwithstanding the conversion. A Note surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the principal amount of the Note so converted; provided that no such payment need be made:

(i) for conversions following the Regular Record Date immediately preceding the Maturity Date;

(ii) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day following the corresponding Interest Payment Date;

(iii) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day following the corresponding Interest Payment Date; or

(iv) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(h) Each conversion shall be deemed to have been effected as to any Note surrendered for conversion on the Conversion Date; provided that the Person in whose name the certificate for any shares of Common Stock issuable upon conversion is registered shall be treated as the holder of record of such shares as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects, or is deemed to have elected, to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon the conversion of a Note, the Person who surrendered such Note for conversion shall no longer be a Holder of such Note surrendered for conversion; provided that (x) if such Note was converted after the close of business on a Regular Record Date, the Holder of such Note as of the close of business on such Regular Record Date shall have the right to receive the interest payable on such Note on the related Interest Payment Date in accordance with Section 4.02(g) and (y) the converting Holder shall have the right to receive the consideration due upon conversion of such Note in accordance with this Section 4.02.

(i) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Common Stock that would otherwise be issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 4.03. Company to Provide Stock. The Company shall, prior to issuance of any Notes hereunder, reserve a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes into shares of Common Stock (x) assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable and (y) giving effect to the increase in the Conversion Rate that would result from the occurrence of a Make-Whole Fundamental Change with a Make-Whole Reference Date of the date of determination and a Stock Price equal to the Minimum Stock Price.

All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company shall promptly comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange, over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such automated quotation system or exchange at such time.

Section 4.04. Adjustment to Conversion Rate Upon a Make-Whole Fundamental Change or During a Redemption Period. (a) If a Holder elects to convert its Notes in connection with a Make-Whole Fundamental Change or in connection with any Optional Redemption, the Conversion Rate shall, under certain circumstances, be increased by a number of additional shares (the “Additional Shares”), as described below. A conversion shall be deemed to be in connection with a Make-Whole Fundamental Change if such conversion occurs on or after the Make-Whole Reference Date for such Make-Whole Fundamental Change and prior to the close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date (or in the case of a Make-Whole Fundamental Change that does not constitute a Fundamental Change, the 35th Trading Day immediately following the applicable Make-Whole Reference Date). The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the Make-Whole Reference Date for any Make-Whole Fundamental Change, and issue a press release, on such Make-Whole Reference Date (such period, the “Make-Whole Fundamental Change Period”). A conversion shall be deemed to be in connection with an Optional Redemption if such Notes are convertible (or deemed convertible) pursuant to Section 4.01(f) and such Notes are converted during the related Redemption Period.

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or an Optional Redemption, the Company shall pay or deliver, as the case may be, the consideration due in respect of such converted Notes, based on the Conversion Rate as increased to reflect the Additional Shares, if any, pursuant to the table set forth in clause (e) below in accordance with Section 4.02. However, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of the Notes following the relevant Make-Whole Reference Date, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and the consideration due upon conversion shall be deemed to be an amount in cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment described in this Section 4.04), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions in connection with a Make-Whole Fundamental Change or an Optional Redemption shall be determined by reference to the table set forth in clause (e) below, based on the date on which such Make-Whole Fundamental Change occurs or becomes effective (the “Make-Whole Reference Date”) or the relevant Redemption Notice Date, as applicable, and the price (the “Stock Price”) paid or deemed paid per share of Common Stock in such Make-Whole Fundamental Change or on such Redemption Notice Date, as applicable. If holders of Common Stock receive only cash consideration for their shares of Common Stock in connection with a Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of Common Stock over the 10 Trading Day Period ending on the Trading Day preceding the Make-Whole Reference Date or Redemption Notice Date, as applicable. In the event that a conversion in connection with Redemption Period would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the applicable Redemption Notice Date or the applicable Make-Whole Reference Date, and the later event will be deemed not to have occurred for purposes of this Section 4.04.

(d) The Stock Prices set forth in the first column of the table in clause (e) below (i.e., the row headers) shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 4.05. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the applicable Conversion Rate in effect immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the applicable Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner, at the same time and for the same events as the Conversion Rate as set forth in Section 4.05.

(e) The following table sets forth the increase, if any, to the Conversion Rate, expressed as number of Additional Shares per $1,000 in principal amount of Notes, for conversions in connection with a Make-Whole Fundamental Change or an Optional Redemption:

	Make-Whole Reference Date/Redemption Notice Date
Stock Price	March 2, 2020	March 15, 2021	March 15, 2022	March 15, 2023	March 15, 2024	March 15, 2025
$69.10	3.7519	3.7519	3.7519	3.7519	3.7519	3.7519
$80.00	2.7071	2.6718	2.5728	2.4116	2.1483	1.7801
$93.29	1.8669	1.7862	1.6430	1.4280	1.0778	0.0000
$110.00	1.2078	1.1091	0.9585	0.7482	0.4386	0.0000
$121.27	0.9150	0.8165	0.6755	0.4885	0.2395	0.0000
$150.00	0.4701	0.3896	0.2872	0.1699	0.0530	0.0000
$180.00	0.2442	0.1867	0.1210	0.0569	0.0100	0.0000
$210.00	0.1285	0.0898	0.0499	0.0171	0.0005	0.0000
$275.00	0.0283	0.0142	0.0034	0.0000	0.0000	0.0000
$375.00	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Make-Whole Reference Dates may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Price amounts in the table or the Make-Whole Reference Date or Redemption Notice Date, as applicable is between two dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $375.00 per share, subject to adjustment in the same manner as the Stock Prices set forth in the row headers of the table above, no increase shall be made to the Conversion Rate; and

(iii) if the Stock Price is less than $69.10 per share, subject to adjustment in the same manner as the Stock Prices set forth in the row headers of the table above (the “Minimum Stock Price”), no increase shall be made to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 14.4717 shares of Common Stock per $1,000 in principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 4.05.

Section 4.05. Conversion Rate Adjustments. The Conversion Rate shall be adjusted, from time to time by the Company, upon the occurrence of any of the following events, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes have the right to participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 4.05, without having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	x	OS1

OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. The Company shall not pay any dividend or make any distribution on its Common Stock held in treasury, if any.

(b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0	x	OS0 + X

OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 4.05(b) and Section 4.01(d)(i), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. The Company shall not issue any such rights, options or warrants in respect of its Common Stock held in treasury, if any.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company or rights, options or warrants to acquire Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances covered in Section 4.05(a), Section 4.05(b) or Section 4.05(e), (ii) dividends or distributions paid exclusively in cash covered in Section 4.05(d) and (iii) Spin-Offs as to which the provisions set forth below in this Section 4.05(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0

SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 4.05(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.05(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 4.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0

MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the reference in the preceding paragraph to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day. If the distribution constituting the Spin-Off is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock (other than distributions described in Section 4.05(e)), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0	x	SP0

SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.

Any increase pursuant to this Section 4.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than

“SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock (other than in respect of odd-lot tender offers), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)

OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 4.05(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date that such tender or exchange offer expires to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.

(f) Notwithstanding this Section 4.05 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the Common Stock as of the related Conversion Date as described under Section 4.02(h) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 4.05, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by subsections (a) (b), (c), (d) and (e) of this Section 4.05 and Section 4.04, and to the extent permitted by applicable law and subject to the applicable rules of The Nasdaq Global Select Market and any other securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 days if the Board of Directors has determined that such increase would be in the Company’s best interest, and any such determination by the Board of Directors shall be conclusive. In addition, the Company may (but is not required to) increase the Conversion Rate, as the Board of Directors considers advisable, to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Trustee and the Conversion Agent (if other than the Trustee) and the Holder of each Note at its last address appearing on the register of the Registrar a notice of the increase (x) at least 15 days prior to the date the increased Conversion Rate takes effect and (y) otherwise in accordance with applicable law, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Except as described in this Section 4.05 or in Section 4.04, the Company shall not adjust the Conversion Rate. Without limiting the foregoing, the applicable Conversion Rate shall not be adjusted:

(i) on account of share repurchases that are not tender offers referred to in Section 4.05(e), including transactions pursuant to a stock repurchase program approved by the Board of Directors;

(ii) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii) upon the issuance of any shares of Common Stock or options or rights to purchase or acquire those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iv) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection (i) and outstanding prior to the date the Notes were first issued;

(v) for a change in the par value of the Common Stock; or

(vi) for accrued and unpaid interest.

(j) All calculations, adjustments and other determinations in respect of the applicable Conversion Rate shall be made by the Company to the nearest 1/10,000th of a share. No adjustment to the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. However, the Company shall carry forward any adjustments that are less than 1% of the Conversion Rate that the Company elects not to make and take them into account, without duplication, upon (i) any Conversion Date for any Notes, (ii) each Trading Day of any Observation Period, (iii) upon the occurrence of the Fundamental Change or a Make-Whole Fundamental Change, (iv) any Redemption Notice Date, (v) September 15, 2024 and (vi) such times as all adjustments that have not been made prior thereto would have the effect of adjusting the Conversion Rate by at least 1%.

(k) Whenever the Conversion Rate is adjusted pursuant to this Section 4.05, the Company shall compute the adjusted Conversion Rate in accordance with this Section 4.05 and shall prepare an Officer’s Certificate setting forth (i) the adjusted Conversion Rate, (ii) the subsection of this Section 4.05 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (iii) the calculation of such adjustment and (iv) the date as of which such adjustment is effective, and such Officer’s Certificate shall promptly be delivered to the Trustee (in accordance with Section 14.01) and each Conversion Agent (which certificates shall be conclusive evidence of the accuracy of such adjustment absent manifest error). As soon as practicable after each such adjustment, the Company shall deliver to the Holders a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate. Unless and until a Responsible Officer of the Trustee shall receive an Officer’s Certificate with respect to an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has actual knowledge remains in effect. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Notes desiring inspection thereof at its office during normal business hours.

(l) For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.06. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change or Redemption Notice Date), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 4.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock. (a) In the event of:

(i) any Fundamental Change described in clause (b) of the definition thereof;

(ii) any reclassification of the Common Stock;

(iii) a consolidation, binding share exchange, recapitalization, reclassification, merger, combination or other similar event; or

(iv) a sale or conveyance to another Person of all or substantially of the Company’s property and assets,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, cash, securities or other property (including cash or any combination thereof) (any such event, a “Merger Event”), Holders shall be entitled to convert each $1,000 principal amount of Notes into the same type of consideration that Holders would have been entitled to receive if such Holders had held a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately prior to such Merger Event (such consideration, the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) and, if immediately following such Merger Event (i) any Person other than, or in addition to, NuVasive, Inc. would be an obligor on the Notes or (ii) the Reference Property would include any shares of stock or other securities issued by any Person other than NuVasive, Inc., then prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(i) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 4.02 and (B)(1) any amount payable in cash upon conversion of the Notes in accordance with Section 4.02 shall continue to be payable in cash, (2) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (3) the Daily VWAP shall be calculated based on the value of a unit of Reference Property in such Merger Event.

For purposes of the foregoing, if the Merger Event causes the Common Stock to be converted into, or exchanged for, more than a single type of consideration, determined based in part upon any form of stockholder election, then the Reference Property will be deemed to be (x) the weighted average of the types and amounts of consideration actually received by the holders of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing of the weighted average as soon as practicable after such determination is made.

If the holders receive only cash in any such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 4.04), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy its Conversion Obligation by paying such cash to converting Holders on the second Business Day immediately following the relevant Conversion Date.

Any supplemental indenture described in the third immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 4. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than us or the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights of Holders set forth in Article 3.

(b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 4.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, at its address appearing on the register of the Registrar provided for in this Indenture (or in the case of Global Notes, electronically in accordance with the Applicable Procedures), within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.07. None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 4.01 and Section 4.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section 4.07 shall similarly apply to successive Merger Events.

Section 4.08. Conversion of Beneficial Interests in Global Notes. Upon conversions of beneficial interests in any Global Note, the Trustee or the Notes Custodian, at the direction of the Trustee, shall reduce the aggregate principal amount of outstanding Notes represented by such Global Note to reflect the conversion.

Section 4.09. Stockholders Rights. To the extent that the Company has a rights plan in effect upon any conversion of a Note, if Combination Settlement or Physical Settlement applies to such conversion, the converting Holder shall receive, in addition to any Common Stock and in lieu of any adjustment to the Conversion Rate, the appropriate number of rights, if any, as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time, unless prior to such conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of Capital Stock of the Company, evidences of its indebtedness, assets or property as provided in Section 4.05(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 4.10. Trustee’s Disclaimer. None of the Trustee, the Conversion Agent or any Agent shall have any duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, the Officer’s Certificate that the Company is obligated to deliver to the Trustee pursuant to Section 4.05(k). None of the Trustee, the Conversion Agent or any Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee, the Conversion Agent or any Agent shall not be responsible for the Company’s failure to comply with any provisions of this Article 4. The Trustee, any Agent and the Conversion Agent (if other than the Trustee) shall have no responsibility for determination of the Daily Settlement Amounts (if applicable) or the Daily Conversion Values (if applicable). In addition, in no event shall the Trustee, any Agent or Conversion Agent be responsible for determining if the Notes are convertible or for making any calculations under this Indenture or for determining amounts to be paid or for monitoring any Stock Price. For the avoidance of doubt, the Trustee, Paying Agent and Conversion Agent shall rely conclusively on the calculations and information provided to them by the Company as to the Daily VWAP, Daily Conversion Value, Last Reported Sale Prices, accrued interest payable on the Notes, any Additional Interest payable on the Notes, any Additional Shares and the Conversion Rate. The Company shall make all such calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee, Paying Agent and the Conversion Agent, and the Company will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company.

Neither the Trustee nor the Conversion Agent shall be charged with knowledge of or have any duties to monitor any Measurement Period or Observation Period.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 6.01, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officer’s Certificate and the Opinion of Counsel with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 6.01.

Section 4.11. Exchange in Lieu of Conversion. (a) When a Holder surrenders its Notes for conversion, the Company may, at its election, direct the Conversion Agent to deliver, on or prior to the Business Day immediately following the relevant Conversion Date, such Notes to one or more financial institutions designated by the Company (each, a “Designated Institution”) for exchange in lieu of conversion (an “Exchange Election”). In order to accept any Notes surrendered for conversion for exchange in lieu of conversion, the Designated Institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such Notes, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, that would otherwise be due upon conversion as described in Section 4.02 above or such other amount agreed to by the converting Holder and the Designated Financial Institution(s) (the “Conversion Consideration”). If the Company makes the election described above, the Company shall, by the close of business on the Business Day following the relevant Conversion Date, notify in writing the Holder surrendering Notes for conversion, the Trustee and the Conversion Agent (if other than the Trustee), that it has made such election, and the Company shall notify the Designated Institution(s) of the relevant deadline for delivery of the Conversion Consideration and the type of Conversion Consideration to be paid and/or delivered (unless the form of Conversion Consideration has been otherwise agreed by the Holder and the Designated Financial Institution(s) as set forth in this Section 4.11(a). Any Notes exchanged by any Designated Institution will remain outstanding, subject to applicable procedures of the Depositary.

(b) If any Designated Institution agrees to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Conversion Consideration to the Conversion Agent, or if such Designated Institution does not accept such Notes for exchange, the Company shall, within the time period specified in Section 4.02(c), pay or deliver, as the case may be, the Conversion Consideration in accordance with the provisions of Section 4.02 as if the Company had not made the Exchange Election.

(c) For the avoidance of doubt, in no event will the Company’s designation of a Designated Institution pursuant to this Section 4.11 require such Designated Institution to accept any Notes for exchange.

ARTICLE 5

COVENANTS

Section 5.01. Payment on the Notes. The Company shall make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of and interest on the Notes shall be considered paid on the date it is due, if the Paying Agent (if other than the Company or an Affiliate thereof) holds as of 11:00 a.m., New York City time, on the due date cash in U.S. Dollars, deposited by the Company or an Affiliate thereof in immediately available funds, designated for and sufficient to pay all principal (including the Redemption Price and the Fundamental Change Repurchase Price) and interest then due on the Notes, subject to Section 9.04.

Section 5.02. Rule 144A Information Requirement and Annual Reports.

(a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes or such Common Stock may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A, as such rule may be amended from time to time.

(b) The Company shall file with the Trustee, within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 5.02(b) at the time such documents are filed via the EDGAR system. The Trustee shall have no duty to determine whether any such filing has occurred.

(c) Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest on the Notes. Such Additional Interest shall accrue on the Notes at the rate of 0.50% per annum of the principal amount of the Notes outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or the Notes are not otherwise freely tradable by Holders other than the Company’s Affiliates (or Holders that have been the Company’s Affiliates at any time during the three months preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes. As used in this Section 5.02(d), documents or reports that the Company is required to “file” with the SEC pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(e) If, and for so long as, the restrictive legend on the Notes specified in Section 2.06(c) has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s Affiliates or Holders that were the Company’s Affiliates at any time during the three months preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 375th day after the last date of original issuance of the Notes (the “Legend Removal Deadline”) (unless such last original issuance date falls between a Regular Record Date and the corresponding Interest Payment Date, in which case the Legend Removal Deadline shall be deemed to be 10th calendar day following such Interest Payment Date), the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the restrictive legend on the Notes has been removed in accordance with Section 2.06(c), the Notes are assigned an unrestricted CUSIP and the Notes are freely tradable by Holders other than the Company’s Affiliates (or Holders that were the Company’s Affiliates at any time during the three months preceding) (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes).

(f) Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

(g) The Additional Interest that is payable in accordance with Section 5.02(d) or Section 5.02(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 7.04.

(h) If Additional Interest is payable by the Company pursuant to Section 5.02(d) or Section 5.02(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

(i) Notwithstanding anything to the contrary herein, in no event will any Additional Interest that may accrue as a result of the Company’s failure to timely file any document or report that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as described in Section 5.02(d), together with any interest that may accrue as described in Section 7.04, accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 5.03. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year during which any Notes are outstanding, an Officer’s Certificate stating whether or not the signers thereof know of any Default or Event of Default that occurred during such fiscal year and is continuing. Such Officer’s Certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and the Company’s performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 5.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If either Officer of the Company signing such Officer’s Certificate has knowledge of such a Default or Event of Default, the Officer’s Certificate shall describe any such Default or Event of Default and its status.

(b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 30 days after the occurrence thereof, written notice, in accordance with Section 14.01 and making specific reference to this Indenture, of any events that would constitute a Default, the status of those events and what action the Company is taking or proposes to take in respect thereof.

Section 5.04. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.05. Maintenance of Corporate Existence. Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.06. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.07. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.08, a Trustee, so that there shall at all times be a Trustee hereunder.

ARTICLE 6

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 6.01. Company May Consolidate, Etc, Only on Certain Terms. The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, is a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if other than the Company) expressly assumes, by an indenture supplemental hereto all of the obligations of the Company under the Notes and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing under this Indenture; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article 6 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 6.02. Successor Substituted. Upon any such consolidation, merger, sale, conveyance, transfer or lease, the Successor Company (if other than the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Company had been named as the Company herein, and after such transaction, except in the case of a lease of all or substantially all of the Company’s properties and assets, if the predecessor Person is still in existence, such predecessor Person shall be released from its obligations and covenants under this Indenture and the Notes.

ARTICLE 7

DEFAULT AND REMEDIES

Section 7.01. Events Of Default. Each of the following events is an “Event of Default”:

(a) default by the Company in any payment of interest on any Note when due and payable and such default continues for a period of 30 days;

(b) default by the Company in the payment of principal of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon acceleration (subject to the right of Holders, under certain conditions, to rescind any such acceleration, in accordance with Section 7.02) or otherwise;

(c) failure by the Company to comply with its obligation to convert any Note in accordance with this Indenture upon exercise of a Holder’s conversion right, and such failure continues for a period of three Business Days;

(d) failure by the Company to comply with its obligations set forth in Article 6;

(e) failure by the Company to comply with its notice obligations pursuant to Section 3.02(b) or Section 4.01(e), in each case within the time periods specified therein, if such failure continues for five Business Days;

(f) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g) indebtedness for money borrowed by the Company or any Significant Subsidiary of the Company in excess of $30 million in the aggregate, whether such debt now exists or shall hereafter be created, is not paid by the Company or any such Significant Subsidiary at final maturity or upon acceleration and such indebtedness is not discharged, or such acceleration is not cured or rescinded or annulled, within a period of 30 days after the written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company;

(h) the Company or any of its Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any of its Significant Subsidiaries or any substantial part of its respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive calendar days.

Section 7.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 7.01 with respect to the Company) occurs and is continuing, the Trustee may, by written notice to the Company, or the Holders of at least 25% in principal amount of the Notes then outstanding may, by written notice to the Company and the Trustee, declare 100% of the principal of and accrued and unpaid interest on all the Notes then outstanding to be due and payable.    Upon such a declaration of acceleration, all principal and accrued and unpaid interest on the Notes shall be due and payable immediately. Upon an Event of Default arising out of clause (h) or (i) of Section 7.01 (except with respect to any Significant Subsidiary), the aggregate principal amount of, and accrued and unpaid interest on, the Notes shall become and be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. After any acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the Notes may, except with respect to the uncured nonpayment of principal or interest or with respect to the failure to pay and/or deliver the consideration due upon conversion, rescind and annul such acceleration by notice to the Trustee if (a) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, other than the uncured non-payment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 7.03. Other Remedies. Subject to Section 7.02 and Article 8, if an Event of Default occurs and is continuing, the Trustee may, but shall be under no obligation to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 7.04. Additional Interest. (a) Notwithstanding Section 7.02 hereof, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 5.02(b) shall after the occurrence of such an Event of Default (such Event of Default, a “Reporting Event of Default”): (i) for the first 90 days after the occurrence of such Reporting Event of Default (beginning on, and including, the date on which such Reporting Event of Default first occurs) consist exclusively of the right to receive Additional Interest on the Notes equal to 0.25% per annum of the principal amount of such Notes then outstanding for each day during such 90-day period on which such Event of Default is continuing and (ii) for the period from, and including, the 91st day after the occurrence of such Reporting Event of Default to, and including the 180th day after the occurrence of such Reporting Event of Default, consist exclusively of the right to receive Additional Interest on the Notes equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during such additional 90-day period on which such Reporting Event of Default is continuing (subject to Section 7.04(d), in addition to any Additional Interest that may accrue as described under Section 5.02).

(b) On the 181st day after the date on which the Reporting Event of Default occurred (if such Reporting Event of Default has not been cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided in Section 7.02 hereof.

(c) In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Notes, the Trustee and the Paying Agent in writing of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 7.02 hereof. In the event the Company does not elect to pay Additional Interest following a Reporting Event of Default or the Company elects to pay Additional Interest but does not pay the Additional Interest when due, the Notes will be subject to acceleration as provided in Section 7.02 hereof. Except as provided in the Section 7.04(d) below, nothing in this Section 7.04 shall affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

(d) Such Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and will be in addition to any Additional Interest that may accrue pursuant to Section 5.02(d). Notwithstanding anything to the contrary herein, in no event shall the Additional Interest payable pursuant to this Section 7.04 and any Additional Interest payable pursuant to Section 5.02 as a result of the Company’s failure to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K) accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(e) With regard to any Reporting Event of Default, no Additional Interest shall accrue, and no right to declare the principal or other amounts due and payable in respect of the Notes shall exist on account of such Reporting Event of Default, after such Reporting Event of Default has been cured (including, if applicable, the payment of Additional Interest pursuant to this Section 7.04).

(f) The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Section 7.05. Waiver of Defaults and Events of Default. Subject to Section 7.08, the Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee may waive all past defaults (except with respect to an uncured nonpayment of principal or interest or failure to deliver the consideration due upon conversion). Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 7.06. Control by Majority. Except as otherwise set forth in this Indenture or the Notes, the Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to such Holder), or that may involve the Trustee in personal liability unless the Trustee is offered, and if requested, provided indemnity or security satisfactory to it against any loss, liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 7.07. Limitations on Suits. Except to enforce the right to receive payment of principal of, or interest on, a Note when due or to receive the consideration due upon conversion of a Note in accordance with Article 4, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b) the Holders of at least 25% in principal amount of the Notes then outstanding have requested the Trustee to pursue such remedy;

(c) such Holders have offered, and if requested, provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt of such request and the offer of security or indemnity; and

(e) the Holders of a majority in principal amount of the Notes then outstanding have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60 day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 7.08. Rights of Holders to Receive Payment and to Convert. Each Holder shall have the right to receive payment or delivery, as the case may be, of (a) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (b) accrued and unpaid interest, if any, on, and (c) the consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 7.09. Collection Suit By Trustee. If an Event of Default in the payment of principal or interest specified in clause (a) or (b) of Section 7.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.10. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.06, and to the extent that such payment of the compensation and reasonable expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11. Priorities. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

FIRST, to the Trustee for amounts due under Section 8.06;

SECOND, to Holders for amounts due and unpaid on the Notes for principal (including the Redemption Price and the Fundamental Change Repurchase Price, if any), interest and any cash due upon conversion, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including the Redemption Price and the Fundamental Change Repurchase Price, if any), interest and cash due upon conversion, respectively; and

THIRD, to the Company or such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 7.11.

Section 7.12. Undertaking For Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant; provided that this Section 7.12 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, a suit by Holders of more than 10% in aggregate principal amount of the Notes then outstanding or a suit by the Holder of any Note for the enforcement of (x) the obligation of the Company to pay the principal of or accrued and unpaid interest on such Note (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date provided for herein or in such Note or (y) the right to convert such Note in accordance with Article 4.

ARTICLE 8

TRUSTEE

Section 8.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except (i) as expressly provided in this Section 8.01 and Section 8.03; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(c) In case an Event of Default has occurred that has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture at the direction of the Holders, the Trustee will be entitled to indemnification satisfactory to it against all losses, liabilities and expenses that may be caused by taking or not taking such action.

(d) In the absence of negligence or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to sub-Sections (a), (b), (c) and (d) of this Section 8.01.

(f) The Trustee shall not be liable for interest or investment income on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.

Section 8.02. Notice of Defaults. The Trustee shall give the Holders notice of any default actually known to the Trustee that has occurred and is continuing hereunder within 90 days after such default has occurred; provided that, except in the case of a default in the payment of principal of or interest on any Note or a default in the payment or delivery of the consideration due upon conversion, the Trustee need not deliver such notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders. The Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice of an event which is a Default or Event of Default shall have been actually received by a Responsible Officer at the Corporate Trust Office of the Trustee from the Company, a Paying Agent, any Holder or any agent of any Holder, referencing this Indenture and stating that it is a “notice of default.”

Section 8.03. Certain Rights of Trustee. Subject to Section 8.01(a) and Section 8.01(c):

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) before the Trustee acts or refrains from acting, it may require, and may conclusively rely on, an Officers’ Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) in no event shall the Trustee be liable for any special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder;

(j) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(k) the Trustee shall not be obligated to take possession of any Common Stock, whether upon conversion or in connection with any discharge of this Indenture pursuant to Article 3 hereof, but shall satisfy its obligation as Conversion Agent by working through the stock transfer agent of the Company from time to time as directed by the Company; and

(l) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

Section 8.04. Not Responsible for Issuance of Notes. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 8.05. May Hold Notes. The Trustee, any Authenticating Agent, any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

Section 8.06. Compensation and Reimbursement. The Company agrees:

(a) to pay to the Trustee from time to time compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction;

(c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction) on its part, arising out of or in connection with the acceptance or administration of this trust (whether asserted by the Company, any Holder or any other Person), including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including enforcing this Section 8.06);

(d) the obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinate to any other liability or indebtedness of the Company;

(e) the obligation of the Company under this Section 8.06 shall survive the satisfaction and discharge of this Indenture, the payment of the Notes in full and the earlier resignation or removal of the Trustee. “Trustee” for the purposes of this Section 8.06 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder;

(f) the Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld;

(g) the indemnification provided in this Section 8.06 shall extend to the officers, directors, agents and employees of the Trustee; and

(h) without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any Authenticating Agent incur expenses or render services after an Event of Default specified in Section 7.01(h) or Section 7.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.07. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the TIA (as if the TIA were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.08. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 8.09.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by act of the Holders of a majority in principal amount of the outstanding Notes, delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall cease to be eligible under Section 8.07 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either such case, (A) the Company by a Board Resolution may remove the Trustee, or (B) subject to Section 7.12, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Holders of a majority in principal amount of the outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding replacement of the Trustee pursuant to this Section 8.08, the Company’s obligations under Section 8.06 hereof shall continue for the benefit of the retiring Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 14.01. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 8.09. Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee, such successor Trustee shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the

Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon the reasonable written request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 8.10. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 8.11. Appointment of Authenticating Agent. (a) The Trustee may appoint an authenticating agent or agents (each, an “Authenticating Agent”) which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer, partial conversion or repurchase or pursuant to Section 2.03, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

(b) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall deliver written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the register of the Registrar, or by such other means reasonably acceptable to such Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

(d) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

(e) If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Notes described in the within-mentioned Indenture.

, as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

ARTICLE 9

SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01. Satisfaction And Discharge Of Indenture. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute such instruments reasonably requested by the Company acknowledging satisfaction and discharge of all obligations of the Company under this Indenture, when (a)(i) all Notes theretofore authenticated and delivered (other than Notes that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07) have been delivered to the Trustee for cancellation; or (ii) the Company has irrevocably deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, on any Redemption Date, any Fundamental Change Repurchase Date, or otherwise or have been surrendered for conversion, cash or (solely in the case of a conversion) cash and/or shares of Common Stock sufficient to pay all of the outstanding Notes or satisfy the Company’s Conversion Obligations with respect to converted Notes, as the case may be, and pay all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 shall survive and, if money and/or shares of Common Stock shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section 9.01, the provisions of Section 9.02 and Section 9.04 shall survive until the Notes have been paid in full and the Company’s Conversion Obligations with respect to any converted Notes have been satisfied.

Section 9.02. Application of Trust Money and Shares of Common Stock. Subject to the provisions of Section 9.03, the Trustee or Conversion Agent (or subagent thereof) shall hold in trust, for the benefit of the Holders, all money and shares of Common Stock deposited with it pursuant to Section 9.01 and shall apply the deposited money and shares of Common Stock in accordance with this Indenture and the Notes to the payment or delivery, as the case may be, of the principal of, and interest on, and the consideration due upon conversion of, the Notes (including the Redemption Price and the Fundamental Change Repurchase Price, if any); provided that such money and shares of Common Stock need not be segregated from other funds except to the extent required by law. The Trustee or Conversion Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 9.03. Repayment to Company. The Trustee, each Conversion Agent and each Paying Agent shall promptly pay or deliver to the Company upon written request of an Officer any excess money or shares of Common Stock (i) deposited with them pursuant to Section 2.05 or Section 9.01 and (ii) held by them at any time.

Subject to applicable abandoned property laws, the Trustee, each Conversion Agent and each Paying Agent shall pay or deliver to the Company upon written request of an Officer any money or shares of Common Stock held by them for the payment or delivery, as the case may be, of principal, interest or amounts due upon conversion that remains unclaimed for two years after a right to such money or shares of Common Stock has matured; provided, however, that the Trustee, such Conversion Agent or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be sent to each Holder entitled to such money or shares of Common Stock notice that such money or shares of Common Stock remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such sending, any unclaimed balance of such money or shares of Common Stock then remaining will be repaid or delivered to the Company. After payment or delivery to the Company, Holders entitled to money or share of Common Stock must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person. In the absence of a written request from the Company to return unclaimed funds or shares to the Company, the Trustee, Conversion Agent or Paying Agent shall from time to time deliver all unclaimed funds or shares to or as directed by applicable escheat authorities, as determined by the Trustee, Conversion Agent or Paying Agent in its sole discretion, in accordance with the customary practices and procedures of the Trustee, Conversion Agent or Paying Agent. Any unclaimed funds or shares held by the Trustee, Conversion Agent or Paying Agent pursuant to this Section 9.03 shall be held uninvested and without any liability for interest.

Section 9.04. Reinstatement. If the Trustee, any Conversion Agent or any Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 2.05 or Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 2.05 or Section 9.01 until such time as the Trustee, such Conversion Agent or such Paying Agent is permitted to apply all such money or shares of Common Stock in accordance with such Section; provided, however, that if the Company has made any payment or delivery, as the case may be, of the principal of, interest on, or amounts due upon conversion of, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment or delivery from the money or shares of Common Stock held by the Trustee, such Conversion Agent or such Paying Agent.

ARTICLE 10

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01. Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Notes without prior notice to, or the consent of, any Holder to:

(a) cure any ambiguity, manifest error, defect or omission or inconsistency; provided that, in the case of any omission or inconsistency, the rights of Holders are not adversely affected in any material respect;

(b) provide for the assumption by a Successor Company of the Company’s obligations under this Indenture pursuant to Article 6;

(c) add guarantees with respect to the Notes;

(d) provide for a successor Trustee in accordance with Section 8.09 or to otherwise comply with any requirement of this Indenture;

(e) provide for the issuance of additional Notes, to the extent that the Company and the Trustee deem such amendment necessary or advisable in connection with such issuance; provided that no such amendment or supplement may impair the rights or interests of any Holder of the outstanding Notes;

(f) increase the Conversion Rate;

(g) secure the Company’s obligations with respect to the Notes;

(h) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(i) provide for the conversion of Notes in accordance with Article 4, including, upon the occurrence of a Merger Event, (A) to provide that the Notes are convertible into Reference Property, as required under Section 4.07, and (B) to effect the related changes to the terms of the Notes required under Section 4.07, in each case, in accordance with the applicable provisions hereof;

(j) irrevocably elect a Settlement Method or Specified Dollar Amount, or eliminate the right to elect a particular Settlement Method;

(k) make any change that does not adversely affect the rights of any Holder in any material respect; or

(l) make any amendment to conform the terms of this Indenture or the Notes to the “Description of Notes” section of the Offering Memorandum.

Section 10.02. With Consent of Holders. With the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes (i) the Company and the Trustee may amend this Indenture or the Notes or (ii) compliance in a particular instance by the Company with any provision of this Indenture may be waived; provided that, without the consent of each Holder of an outstanding Note, no amendment, supplement or waiver may:

(a) reduce the amount of Notes whose Holders must consent to an amendment of this Indenture or the Notes;

(b) reduce the rate, or extend the stated time for payment, of interest on any Note;

(c) reduce the principal, or extend the Maturity Date, of any Note;

(d) make any change that adversely affects the right to convert any Note as provided in Article 4;

(e) reduce the Redemption Price or Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) change the place or currency of payment of principal or interest in respect of any Note;

(g) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(h) adversely affect the ranking of the Notes as the Company’s unsubordinated indebtedness; or

(i) make any change to clauses (a) through (i) of this proviso or Section 7.05.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.05 and Section 14.02, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

After any amendment, supplement or waiver under this Indenture becomes effective, the Company shall send to the Holders (with a copy to the Trustee) a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 10.03. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver entered into pursuant to this Article 10 becomes effective, it shall bind every Holder, this Indenture shall be modified in accordance therewith, and, in the case of a supplemental indenture, such supplemental indenture shall form a part of this Indenture for all purposes, unless such amendment, supplement or waiver makes a change described in any of clauses (a) through (i) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

Section 10.04. Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company, in exchange for all Notes, may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05. Trustee to Sign Amendments, Etc. If the Company requests that the Trustee join with the Company in the execution of any amendment or supplemental indenture hereto, the Trustee shall be provided with and, subject to Section 8.01, shall be fully protected in relying upon in addition to the documents required by Section 14.02, an Officer’s Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms; provided that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

ARTICLE 11

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 11.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each Regular Record Date in each year beginning with September 1, 2020, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Registrar.

Section 11.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 11.01 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 11.01 upon receipt of a new list so furnished.

ARTICLE 12

CONCERNING THE HOLDERS

Section 12.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 13, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

Section 12.02. Proof of Execution by Holders. Subject to the provisions of Article 8 and Section 13.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the register of the Registrar or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 13.06.

Section 12.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Note shall be registered upon the register of the Registrar to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03(c)) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Certificated Note in accordance with the provisions of this Indenture. Notwithstanding the foregoing with respect to any Global Note, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Notes or impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

ARTICLE 13

HOLDERS’ MEETINGS

Section 13.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 13 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder or the rescission of any acceleration, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 7;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 13.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 13.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 14.03, shall be sent to Holders of such Notes at their addresses as they shall appear on the register of the Registrar, or electronically in accordance with the Applicable Procedures in the case of Global Notes. Such notice shall also be sent to the Company. Such notices shall be sent not less than twenty nor more than ninety days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 13.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 13.01, by sending notice thereof as provided in Section 13.02.

Section 13.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 13.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 13.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.09, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 13.02 or Section 13.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 13.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 13.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 13.07. No Delay of Rights by Meeting. Nothing contained in this Article 13 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 14

MISCELLANEOUS

Section 14.01. Notices. Any request, demand, authorization, direction, notice, consent, waiver or act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and delivered in person or by first-class mail (registered or certified, return receipt requested), facsimile transmission (confirmed by delivery in Person or by first-class mail (registered or certified, return receipt requested)) or guaranteed overnight courier at the Corporate Trust Office, or such other means reasonably acceptable to the Trustee (it being agreed that such notice to the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing and actually received by the Trustee), or

(2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, Attention: Chief Financial Officer, with a copy to the Secretary or such other means reasonably acceptable to the Company.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid (registered or certified, return receipt requested)) or guaranteed overnight courier, to each Holder affected by such event, at its address as it appears in the register of the Registrar, or by such other means reasonably acceptable to the Holder, and in the case of Global Notes, shall be delivered electronically in accordance with the Applicable Procedures, in each case not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. If the Company sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee.

Section 14.02. Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b) Each Officer’s Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 14.03. Record Date for Vote or Consent of Holders. The Company (or, in the event deposits have been made pursuant to Section 9.01, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 10.03, if a record date is fixed, those Persons who were Holders of Notes at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.

Section 14.04. Legal Holidays. If any Interest Payment Date, the Maturity Date or any Fundamental Change Repurchase Date falls on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of the delay.

Section 14.05. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14.06. Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 14.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 14.07. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.08. No Personal Liability of Directors, Officers, Employees or Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.09. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.10. Multiple Counterparts. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile or PDF shall be effective as delivery of a manually executed counterpart thereof.

Section 14.11. Separability. In case any provisions in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.12. Table of Contents, Headings, Etc. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; provided that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.14. Waiver of Jury Trial. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

NUVASIVE, INC.

By:	/s/ Matthew K. Harbaugh
	Name:	Matthew K. Harbaugh
	Title:	Executive Vice President and Chief Financial officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Nedine P. Sutton
Name: Nedine P. Sutton
Title: Vice President

[Signature Page to NuVasive Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF NUVASIVE, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

NUVASIVE, INC.

0.375% CONVERTIBLE SENIOR NOTES DUE 2025

No. _____

CUSIP No.: 670704 AH81

ISIN No. US670704AH832

NuVasive, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $450,000,000 in aggregate at any time (or $500,000,000 if the Initial Purchasers exercise their option to purchase additional Notes in full as set forth in the Purchase Agreement), in accordance with the Applicable Procedures of the Depositary, on March 15, 2025, and interest thereon as set forth below.

This Note shall bear interest at the rate of 0.375% per year from March 2, 2020, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until March 15, 2025. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing on September 15, 2020, to Holders of record at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 5.02(d), Section 5.02(e) and Section 7.04 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 5.02(d), Section 5.02(e) and Section 7.04, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(d) of the Indenture.

[1]

At such time as the Company provides written notification to the Trustee of the Resale Restriction Termination Date and completes the appropriate actions required by The Depository Trust Company, this CUSIP will be deemed removed and replaced with the CUSIP number 670704 AJ4.

[2]

At such time as the Company provides written notification to the Trustee of the Resale Restriction Termination Date and completes the appropriate actions required by The Depository Trust Company, this ISIN will be deemed removed and replaced with the ISIN number US670704AJ40.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds in lawful money of the United States at the time to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

NUVASIVE, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION WILMINGTON TRUST, NATIONAL ASSOCIATION, As Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

NUVASIVE, INC.

0.375% CONVERTIBLE SENIOR NOTES DUE 2025

This Note is one of a duly authorized issuance of Notes of the Company, designated as its 0.375% Convertible Senior Notes due 2025 (the “Notes”), initially limited in aggregate principal amount to $450,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), all issued or to be issued under and pursuant to an Indenture dated as of March 2, 2020 (as amended or supplemented from time to time in accordance with its terms, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on the relevant Redemption Date, and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money and/or shares of Common Stock (or Reference Property), as the case may be, herein prescribed.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option on or after March 20, 2023 until the close of business on the Business Day immediately preceding September 15, 2024 in accordance with the terms and subject to the conditions specified in the Indenture.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option exercised in the manner specified in the Indenture, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, (x) prior to the close of business on the Business Day immediately preceding September 15, 2024 only upon the occurrence of certain conditions specified in the Indenture, and (y) on or after September 15, 2024 until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, regardless of the occurrence of such conditions, to convert any of its Notes or portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof, into, at the Company’s election, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in the Indenture at the Conversion Rate specified in the Indenture and as adjusted from time to time as provided in the Indenture.

All terms used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

ABBREVIATIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

NUVASIVE, INC.

0.375% Convertible Senior Notes due 2025

The initial principal amount of this Global Note is _______ DOLLARS ($_________). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: NuVasive, Inc.

To: Wilmington Trust, National Association

Global Capital Markets

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Attention: NuVasive, Inc. Notes Administrator

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated into, at the Company’s election, cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 4.02(d) and Section 4.02(e) of the Indenture. Any amount required to be paid under Section 4.02(g) of the Indenture by the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares

of Common Stock are to be issued, or

1

Notes are to be delivered, other than

to and in the name of the registered holder.

Fill in for registration of shares if

to be issued, and Notes if to

be delivered, other than to and in the

name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF REPURCHASE NOTICE IN CONNECTION WITH FUNDAMENTAL CHANGE]

To: NuVasive, Inc.

To: Wilmington Trust, National Association

Global Capital Markets

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Attention: NuVasive, Inc. Notes Administrator

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from NuVasive, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 3.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:
Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To NuVasive, Inc. or a subsidiary thereof; or

☐	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an

eligible Guarantor Institution (banks, stock

brokers, savings and loan associations and

credit unions) with membership in an approved

signature guarantee medallion program pursuant

to Securities and Exchange Commission

Rule 17Ad-15 if Notes are to be delivered, other

than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2